UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

EURONET WORLDWIDE INC

(Exact name of registrant as specified in its charter)

Delaware	001-31648	74-2806888
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 300
Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

(913) 327-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EEFT	Nasdaq Global Select Market
1.375% Senior Notes due 2026	EEFT26	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. Submission of Matters to a Vote of Security Holders

On May 14, 2025, Euronet Worldwide, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

1. The stockholders elected Michael J. Brown, Sergi Herrero, and Brad Sprong to serve as Class I directors for a term of three years expiring at the 2028 Annual Meeting.

	Votes For	Votes Withheld	Broker Non-votes
Michael J. Brown	37,009,132	1,687,415	1,633,371
Sergi Herrero	38,456,412	240,135	1,633,371
Brad Sprong	37,873,882	822,665	1,633,371

2. The stockholders approved, by a non-binding advisory vote, executive compensation as described in the Company’s Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-votes
34,174,148	4,486,935	35,464	1,633,371

3. The stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-votes
38,328,248	1,956,055	45,615	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Adam Godderz
Adam Godderz
General Counsel and Secretary

Date: May 15, 2025

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